EXHIBIT 10(e)

                        AMENDMENT TO EMPLOYMENT AGREEMENT

                                 BY AND BETWEEN

                  U.S.B. HOLDING CO., INC. AND UNION STATE BANK

                                       AND

                               STEVEN T. SABATINI

                  MADE AND ENTERED INTO AS OF OCTOBER 25, 2001



         WHEREAS, Mr. Sabatini currently serves U.S.B. Holding Co., Inc. (the "Company") and Union State Bank (the "Bank") in the capacity of Senior Executive Vice President, Chief Financial Officer and Assistant Secretary; and

         WHEREAS, Mr. Sabatini, the Company and Bank are party to an Employment Agreement for such services made and entered into as of November 16, 1998, as amended November 8, 2000 ("Agreement"); and

         WHEREAS, the term of the Agreement expires on November 16, 2001; and

         WHEREAS, Mr. Sabatini is willing to continue to serve the Company and the Bank in the capacity described above, and the Company and Bank desires Mr. Sabatini to serve in such capacity on the same terms and conditions as set forth in the Agreement, except as otherwise amended and modified as hereinafter set forth; and

         WHEREAS, the Agreement provides in Section 24 that it may be amended or modified by written agreement signed by the parties;

         NOW, therefore, in consideration of the premises and mutual covenants and conditions hereinafter set forth, the Company, the Bank and Mr. Sabatini hereby agree that the Agreement shall be amended in the following respects:

1. Section 2(a) of the Agreement shall be amended, effective as of the date first above written, to read in its entirety as follows:

         SECTION 2(A) EMPLOYMENT PERIOD: REMAINING UNEXPIRED EMPLOYMENT PERIOD The term of employment shall be extended for a period of three years beginning on the date of this Amendment to Employment Agreement and ending on the third anniversary date of this Amendment to Employment Agreement (an "Anniversary Date"), plus such extensions, if any,


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AMENDMENT TO EMPLOYMENT AGREEMENT BY AND BETWEEN
U.S.B. HOLDING CO., INC., UNION STATE BANK AND STEVEN T. SABATINI
MADE AND ENTERED INTO AS OF OCTOBER 25, 2001

         as are provided in this Agreement or otherwise agreed to by the Board of Directors of the Company and the Bank.


2. The first sentence of Section 4 of the Agreement shall be amended, effective as of the date first above written, to read in its entirety as follows:

         SECTION 4         CASH COMPENSATION
         In consideration for the services to be rendered by Mr. Sabatini hereunder, the Company and the Bank shall together pay him a salary at an initial annual rate of $225,000.

         All of the terms of the Agreement shall remain the same and shall remain in force through the term of the Agreement as modified by this Amendment to Employment Agreement.

         IN WITNESS WHEREOF, the Company and the Bank have caused this Amendment to the Agreement to be executed by the duly authorized officers, and Mr. Sabatini has hereunto set his hand, all as of the day and year first above written.


                                                 -------------------------------
                                                 STEVEN T. SABATINI


ATTEST:                                          UNION STATE BANK



----------------------------------              --------------------------------
Secretary of Union State Bank                   By:      Name
                                                             Title

ATTEST:                                         U.S.B. HOLDING CO., INC.



---------------------------------               --------------------------------
Secretary of U.S.B. Holding Co., Inc.           By:      Name
                                                             Title

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